EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2019

•	Linked quarter loans increased $68.3 million, or 2.0%, to $3.57 billion from $3.50 billion

•	Linked quarter nonperforming assets as a percent of total assets decreased from 0.45% to 0.26%

•	Fourth quarter net income was $17.3 million and earnings per diluted common share were $0.51

•	Fourth quarter annualized return on average assets of 1.03%

Tyler, Texas, (January 31, 2020) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the quarter and year ended December 31, 2019. Southside reported net income of $17.3 million for the three months ended December 31, 2019, a decrease of $46,000, or 0.3%, compared to $17.4 million for the same period in 2018. Earnings per diluted common share increased $0.01, or 2.0%, to $0.51 for the three months ended December 31, 2019, from $0.50 for the same period in 2018. The annualized return on average shareholders’ equity for the three months ended December 31, 2019 was 8.42%, compared to 9.30% for the same period in 2018.  The annualized return on average assets was 1.03% for the three months ended December 31, 2019, compared to 1.14% for the same period in 2018.

“I am pleased to report Southside enjoyed a solid year in 2019, as earnings per share increased 4.3% to $2.20, loan growth of 7.7%, or $255.4 million, exceeding our original projections, and nonaccrual loans decreased 86.1%, or $30.8 million,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “At December 31, 2019, our nonperforming assets to total assets ratio decreased to 0.26%.”

“For the quarter ended December 31, 2019, provision for loan losses increased $1.5 million on a linked quarter basis largely due to a partial charge-off of a previously reported nonaccrual loan that paid off in the fourth quarter. Linked quarter, our net interest spread and margin declined two and five basis points, respectively, primarily due to securities increasing more than loans and representing a larger percentage of average earning assets when compared to the third quarter.”

“In November we opened our 60th branch location in Kingwood, just north of Houston. We have loaned into the Houston market for several years and have recently hired a commercial lender designated to this market.  In addition, we anticipate filing an application to open a loan production office within the greater Houston area, which is subject to regulatory approval.”

“The Texas economy remains strong as company relocations and expansions continue to drive both job and population growth.”
Operating Results for the Three Months Ended December 31, 2019
Net income was $17.3 million for the three months ended December 31, 2019, compared to $17.4 million for the same period in 2018, a decrease of $46,000, or 0.3%. Earnings per diluted common share were $0.51 for the three months ended December 31, 2019, compared to $0.50 for the same period in 2018. Annualized returns on average assets and average shareholders’ equity for the three months ended December 31, 2019 were 1.03% and 8.42%, respectively.  Our efficiency ratio (FTE) was 53.87% (1) for the three months ended December 31, 2019, compared to 50.53% for the three months ended September 30, 2019.
Net interest income for the three months ended December 31, 2019 was $43.2 million compared to $42.4 million for the same period in 2018. Linked quarter, net interest income increased $0.8 million, or 1.9%, compared to $42.4 million during the three months ended September 30, 2019. The increase in net interest income for the linked quarter was due to the decrease in interest expense on our interest bearing liabilities, a result of a decrease in average rate paid on our interest bearing liabilities during the three months ended December 31, 2019.
Our tax equivalent net interest margin was 2.98% for the three months ended December 31, 2019 compared to 3.21% for the same period in 2018. The decrease was due to a decrease in average yield on interest earning assets of 20 basis points and an increase in average interest bearing liabilities, partially offset by an increase in interest earnings assets. The average rate paid on interest bearing liabilities was 1.46% for the three months ended December 31, 2019 and 2018. Our tax equivalent net interest margin decreased 5 basis points compared to 3.03% for the three months ended September 30, 2019. This decrease was due to a decrease in the average yield on interest earning assets of 16 basis points and the increase in average interest bearing liabilities.

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Noninterest income was $10.5 million for the three months ended December 31, 2019, an increase of 3.3%, compared to $10.1 million for the same period in 2018. The increase was primarily due to an increase in deposit services income and trust fees. On a linked quarter basis, noninterest income decreased $0.6 million, or 5.8%, primarily due to a decrease in swap fee income and fair value of written loan commitments, both included in other noninterest income.
Noninterest expense was $30.9 million for the three months ended December 31, 2019, an increase of 2.5%, compared to $30.2 million for the same period in 2018. The increase was due to an increase in salaries and employee benefits, partially offset by decreases in net occupancy expense and FDIC insurance expense. On a linked quarter basis, noninterest expense increased $1.9 million, or 6.6%, compared to the three months ended September 30, 2019. The $1.0 million increase in salaries and employee benefits was primarily related to employee benefits, which included $0.6 million of increase in health insurance expense and $0.2 million in salaries and payroll taxes. Additionally, we incurred losses on the disposition of certain assets of approximately $0.6 million, included in other noninterest expense.
Income tax expense increased $0.3 million for the three months ended December 31, 2019 compared to the same period in 2018. On a linked quarter basis, income tax expense decreased $0.8 million. Our effective tax rate (“ETR”) increased to 14.1% for the three months ended December 31, 2019 compared to 12.7% for the three months ended December 31, 2018 and decreased compared to 15.6% for the three months ended September 30, 2019. The higher ETR for the three months ended December 31, 2019, as compared to the same period in 2018, was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income for the three months ended December 31, 2019.
Operating Results for the Year Ended December 31, 2019
Net income was $74.6 million for the year ended December 31, 2019 compared to $74.1 million for the same period in 2018, an increase of $0.4 million, or 0.6%. Earnings per diluted common share was $2.20 for the year ended December 31, 2019 compared to $2.11 for the same period in 2018, an increase of 4.3%. The increase in net income was largely driven by increases in interest income and the net gain on the sale of available for sale securities, as well as the decrease in provision for loan losses, partially offset by an increase in interest expense and income tax expense. Returns on average assets and average shareholders’ equity for the year ended December 31, 2019 were 1.17% and 9.53%, respectively.  Our efficiency ratio (FTE) was 52.36% (1) for the year ended December 31, 2019.
Net interest income for the year ended December 31, 2019 was $169.8 million, compared to $172.1 million during the same period in 2018, a decrease of $2.3 million, or 1.3%. The decrease in net interest income was due to an increase in interest expense, a result of the higher funding costs of our interest bearing liabilities and, to a lesser extent, an increase in the average balance of our interest bearing liabilities. The increase in interest expense was partially offset by the increase in interest income on our interest earning assets, a result of higher interest rates and a shift in the mix of earning assets.
Our tax equivalent net interest margin was 3.06% for the year ended December 31, 2019, compared to 3.18% for the same period in 2018. The decrease was primarily due to the higher rates paid on interest bearing liabilities and the increase in average interest bearing liabilities.
Noninterest income was $42.4 million for the year ended December 31, 2019, an increase of 3.9%, compared to $40.8 million for the same period in 2018. The increase was primarily due to an increase in net gain on sale of securities available for sale and deposit services income, partially offset by decreases in other noninterest income, bank owned life insurance, trust fees and gain on sale of loans.
Noninterest expense was $119.3 million for the year ended December 31, 2019, compared to $120.1 million for the same period in 2018, a decrease of $0.8 million, or 0.7%. The decrease was primarily due to a decrease in acquisition expense, FDIC insurance, amortization of intangibles and net occupancy expense, partially offset by increases in salaries and employee benefits, professional fees and software and data processing expense.
Income tax expense increased $3.1 million for the year ended December 31, 2019, compared to the same period in 2018. Our ETR was approximately 15.1% and 12.1% for the years ended December 31, 2019 and 2018, respectively. The higher ETR for the year ended December 31, 2019, as compared to the same period in 2018, was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income for the year ended December 31, 2019 and a discrete tax benefit of approximately $0.8 million recorded in 2018 associated with the remeasurement of our net deferred tax asset.

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Balance Sheet Data
At December 31, 2019, we had $6.75 billion in total assets, compared to $6.12 billion at December 31, 2018 and $6.54 billion at September 30, 2019.
Loans at December 31, 2019 were $3.57 billion, an increase of $255.4 million, or 7.7%, compared to $3.31 billion at December 31, 2018. Linked quarter loans increased $68.3 million, or 2.0%, from $3.50 billion at September 30, 2019. The linked quarter net increase in our loans consisted of increases of $23.9 million of construction loans, $19.4 million of commercial loans, $17.1 million of municipal loans and $13.9 million of commercial real estate loans, partially offset by decreases of $5.1 million of 1-4 family residential loans and $0.9 million of loans to individuals.
Securities at December 31, 2019 were $2.49 billion, an increase of $341.1 million, or 15.8%, compared to $2.15 billion at December 31, 2018. Linked quarter securities increased $112.1 million, or 4.7%, from $2.38 billion at September 30, 2019.
Deposits at December 31, 2019 were $4.70 billion, an increase of $277.7 million, or 6.3%, compared to $4.43 billion at December 31, 2018. Linked quarter deposits increased $212.0 million, or 4.7%, from $4.49 billion at September 30, 2019, primarily due to an increase in public fund deposits, partially offset by decreases in brokered deposits.
Asset Quality
Nonperforming assets at December 31, 2019 were $17.4 million, or 0.26% of total assets, a decrease of $25.5 million, or 59.3%, compared to $42.9 million, or 0.70% of total assets, at December 31, 2018, and a decrease of $12.3 million, or 41.3%, from $29.7 million, or 0.45% of total assets, at September 30, 2019. During the three months ended December 31, 2019, our nonaccrual loans decreased $12.2 million, or 71.1%.
The allowance for loan losses decreased to $24.8 million, or 0.69% of total loans, at December 31, 2019 compared to $27.0 million, or 0.82% of total loans, at December 31, 2018, due to a partial reversal of provision during the first quarter of 2019 associated with the sale of three large nonaccrual commercial real estate loans and a decrease in our classified loans during 2019, partially offset by growth in the loan portfolio. The allowance for loan losses at September 30, 2019 was $25.1 million, or 0.72% of total loans.
For the three months ended December 31, 2019, we recorded provision for loan losses of $2.5 million, compared to $2.4 million for the three months ended December 31, 2018 and $1.0 million for the three months ended September 30, 2019. The provision for loan losses for the year ended December 31, 2019 was $5.1 million, compared to $8.4 million for the year ended December 31, 2018.
Net charge-offs were $2.8 million for the three months ended December 31, 2019, compared to net charge-offs of $1.5 million for the three months ended December 31, 2018 and $0.6 million net charge-offs for the three months ended September 30, 2019. Net charge-offs were $7.3 million for the year ended December 31, 2019, compared to $2.2 million for the year ended December 31, 2018.
Dividend
Southside Bancshares, Inc. declared a fourth quarter cash dividend of $0.31 and a special cash dividend of $0.03 per share on November 7, 2019, which was paid on December 12, 2019, to all shareholders of record as of November 27, 2019.

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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

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Conference Call
Southside's management team will host a conference call to discuss its fourth quarter and year ended December 31, 2019 financial results on Friday, January 31, 2020 at 9:00 a.m. CST.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 1545889 or by identifying “Southside Bancshares, Inc., Fourth Quarter and Year End 2019 Earnings Call.”  To listen to the call via webcast, register at https://investors.southside.com.
For those unable to listen to the conference call live, a recording will be available from approximately 12:00 p.m. CST January 31, 2020 through 12:00 p.m. CST February 12, 2020 by accessing the company website, https://investors.southside.com.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) Net interest margin (FTE), (iii) Net interest spread (FTE), and (iv) Efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% for the year ended December 31, 2019 and 2018 to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), Net interest margin (FTE) and Net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $6.75 billion in assets as of December 31, 2019, that owns 100% of Southside Bank.  Southside Bank currently has 60 branches in Texas and operates a network of 82 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

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Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written material, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies, earnings, successful integration of completed acquisitions and certain market risk disclosures, including the impact of interest rates, tax reform and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, under “Part I - Item 1. Forward Looking Information” and "Part I - Item 1A. Risk Factors" and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2019				2018
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
ASSETS
Cash and due from banks	$66,949	$92,300	$77,319	$81,981	$87,375
Interest earning deposits	43,748	22,524	54,642	184,612	23,884
Federal funds sold	—	—	560	3,350	9,460
Securities available for sale, at estimated fair value	2,358,597	2,240,381	2,088,787	1,876,255	1,989,436
Securities held to maturity, at carrying value	134,863	140,955	147,091	147,431	162,931
Total securities	2,493,460	2,381,336	2,235,878	2,023,686	2,152,367
Federal Home Loan Bank stock, at cost	50,087	45,039	44,718	35,269	32,583
Loans held for sale	383	1,000	1,812	384	601
Loans	3,568,204	3,499,917	3,460,143	3,305,110	3,312,799
Less: Allowance for loan losses	(24,797)	(25,129)	(24,705)	(24,155)	(27,019)
Net loans	3,543,407	3,474,788	3,435,438	3,280,955	3,285,780
Premises & equipment, net	143,912	141,683	140,105	138,290	135,972
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	13,361	14,391	15,471	16,600	17,779
Bank owned life insurance	100,498	99,916	99,294	98,704	98,160
Other assets	91,992	67,982	66,517	152,249	78,417
Total assets	$6,748,913	$6,542,075	$6,372,870	$6,217,196	$6,123,494

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,040,112	$1,038,695	$1,028,861	$1,038,116	$994,680
Interest bearing deposits	3,662,657	3,452,072	3,450,395	3,529,777	3,430,350
Total deposits	4,702,769	4,490,767	4,479,256	4,567,893	4,425,030
Other borrowings and Federal Home Loan Bank borrowings	1,001,102	988,577	849,821	628,498	755,875
Subordinated notes, net of unamortized debt issuance costs	98,576	98,532	98,490	98,448	98,407
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,250	60,249	60,248	60,247	60,246
Other liabilities	81,636	93,497	97,290	104,077	52,645
Total liabilities	5,944,333	5,731,622	5,585,105	5,459,163	5,392,203
Shareholders' equity	804,580	810,453	787,765	758,033	731,291
Total liabilities and shareholders' equity	$6,748,913	$6,542,075	$6,372,870	$6,217,196	$6,123,494

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2019				2018
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Income Statement:
Total interest income	$60,533	$60,555	$60,672	$59,027	$58,022
Total interest expense	17,357	18,182	17,541	17,902	15,612
Net interest income	43,176	42,373	43,131	41,125	42,410
Provision for loan losses	2,508	1,005	2,506	(918)	2,446
Net interest income after provision for loan losses	40,668	41,368	40,625	42,043	39,964
Noninterest income
Deposit services	6,647	6,753	6,652	5,986	6,325
Net gain on sale of securities available for sale	42	42	416	256	61
Gain on sale of loans	104	131	181	93	101
Trust fees	1,685	1,523	1,520	1,541	1,573
Bank owned life insurance	582	622	559	544	554
Brokerage services	531	555	477	517	499
Other	874	1,485	1,449	601	1,021
Total noninterest income	10,465	11,111	11,254	9,538	10,134
Noninterest expense
Salaries and employee benefits	19,406	18,388	17,891	18,046	17,823
Net occupancy	3,234	3,430	3,289	3,175	3,475
Acquisition expense	—	—	—	—	118
Advertising, travel & entertainment	791	593	733	847	786
ATM expense	236	232	246	180	250
Professional fees	1,142	1,192	1,069	1,314	1,189
Software and data processing	1,259	1,116	1,086	1,076	1,057
Communications	485	480	489	487	477
FDIC insurance	—	—	437	422	455
Amortization of intangibles	1,030	1,080	1,129	1,179	1,228
Other	3,361	2,515	3,331	2,901	3,338
Total noninterest expense	30,944	29,026	29,700	29,627	30,196
Income before income tax expense	20,189	23,453	22,179	21,954	19,902
Income tax expense	2,854	3,661	3,569	3,137	2,521
Net income	$17,335	$19,792	$18,610	$18,817	$17,381

Common Share Data:
Weighted-average basic shares outstanding	33,790	33,773	33,726	33,697	34,611
Weighted-average diluted shares outstanding	33,934	33,901	33,876	33,846	34,748
Common shares outstanding end of period	33,823	33,795	33,749	33,718	33,725
Earnings per common share
Basic	$0.51	$0.59	$0.55	$0.56	$0.50
Diluted	0.51	0.58	0.55	0.56	0.50
Book value per common share	23.79	23.98	23.34	22.48	21.68
Tangible book value per common share (1)	17.45	17.60	16.92	16.02	15.19
Cash dividends paid per common share	0.34	0.31	0.31	0.30	0.32

Selected Performance Ratios:
Return on average assets	1.03%	1.23%	1.20%	1.21%	1.14%
Return on average shareholders’ equity	8.42	9.78	9.68	10.35	9.30
Return on average tangible common equity (1)	11.97	13.96	14.12	15.44	13.95
Average yield on earning assets (FTE) (1)	4.12	4.28	4.42	4.33	4.32
Average rate on interest bearing liabilities	1.46	1.60	1.61	1.62	1.46
Net interest spread (FTE) (1)	2.66	2.68	2.81	2.71	2.86
Net interest margin (FTE) (1)	2.98	3.03	3.17	3.07	3.21
Average earning assets to average interest bearing liabilities	128.00	128.33	128.99	127.70	131.07
Noninterest expense to average total assets	1.85	1.80	1.91	1.91	1.98
Efficiency ratio (FTE) (1)	53.87	50.53	51.44	53.66	52.18

(1)	Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2019				2018
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Nonperforming Assets:	$17,449	$29,747	$29,363	$38,111	$42,906
Nonaccrual loans (1)	4,963	17,148	16,376	17,691	35,770
Accruing loans past due more than 90 days (1)	—	—	—	7,927	—
Restructured loans (2)	12,014	11,683	11,918	11,490	5,930
Other real estate owned	472	912	1,069	978	1,206
Repossessed assets	—	4	—	25	—

Asset Quality Ratios:
Nonaccruing loans to total loans	0.14%	0.49%	0.47%	0.54%	1.08%
Allowance for loan losses to nonaccruing loans	499.64	146.54	150.86	136.54	75.54
Allowance for loan losses to nonperforming assets	142.11	84.48	84.14	63.38	62.97
Allowance for loan losses to total loans	0.69	0.72	0.71	0.73	0.82
Nonperforming assets to total assets	0.26	0.45	0.46	0.61	0.70
Net charge-offs (recoveries) to average loans	0.32	0.07	0.23	0.24	0.18

Capital Ratios:
Shareholders’ equity to total assets	11.92	12.39	12.36	12.19	11.94
Common equity tier 1 capital	14.07	14.19	14.02	14.38	14.77
Tier 1 risk-based capital	15.46	15.61	15.46	15.88	16.29
Total risk-based capital	18.43	18.65	18.52	19.06	19.59
Tier 1 leverage capital	10.18	10.46	10.48	10.18	10.64
Period end tangible equity to period end tangible assets (3)	9.03	9.40	9.28	9.01	8.68
Average shareholders’ equity to average total assets	12.28	12.54	12.36	11.70	12.23

(1)	Excludes purchased credit impaired ("PCI") loans measured at fair value at acquisition if the timing and amount of cash flows expected to be collected from those sales can be reasonably estimated.

(2)
Includes $0.8 million, $0.8 million, $0.8 million, $0.7 million and $3.1 million in PCI loans restructured as of December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018, respectively.

(3)
Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented (in thousands):

	Three Months Ended
	2019				2018
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Real Estate Loans:
Construction	$644,948	$621,040	$579,565	$603,411	$507,732
1-4 Family Residential	787,562	792,638	782,073	786,198	794,499
Commercial	1,250,208	1,236,307	1,251,248	1,104,378	1,194,118
Commercial Loans	401,521	382,077	389,521	367,995	356,649
Municipal Loans	383,960	366,906	357,028	343,026	353,370
Loans to Individuals	100,005	100,949	100,708	100,102	106,431
Total Loans	$3,568,204	$3,499,917	$3,460,143	$3,305,110	$3,312,799

Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Year Ended
	December 31,
	2019	2018
Income Statement:
Total interest income	$240,787	$229,165
Total interest expense	70,982	57,101
Net interest income	169,805	172,064
Provision for loan losses	5,101	8,437
Net interest income after provision for loan losses	164,704	163,627
Noninterest income
Deposit services	26,038	25,082
Net gain (loss) on sale of securities available for sale	756	(1,839)
Gain on sale of loans	509	692
Trust fees	6,269	6,832
Bank owned life insurance	2,307	2,923
Brokerage services	2,080	1,987
Other	4,409	5,096
Total noninterest income	42,368	40,773
Noninterest expense
Salaries and employee benefits	73,731	70,643
Net occupancy	13,128	13,814
Acquisition expense	—	2,413
Advertising, travel & entertainment	2,964	2,894
ATM expense	894	1,090
Professional fees	4,717	4,035
Software and data processing	4,537	3,996
Communications	1,941	1,847
FDIC insurance	859	1,871
Amortization of intangibles	4,418	5,213
Other	12,108	12,283
Total noninterest expense	119,297	120,099
Income before income tax expense	87,775	84,301
Income tax expense	13,221	10,163
Net income	$74,554	$74,138

Common Share Data:
Weighted-average basic shares outstanding	33,747	34,951
Weighted-average diluted shares outstanding	33,895	35,116
Common shares outstanding end of period	33,823	33,725
Earnings per common share
Basic	$2.21	$2.12
Diluted	2.20	2.11
Book value per common share	23.79	21.68
Tangible book value per common share (1)	17.45	15.19
Cash dividends paid per common share	1.26	1.20

Selected Performance Ratios:
Return on average assets	1.17%	1.19%
Return on average shareholders’ equity	9.53	9.87
Return on average tangible common equity (1)	13.80	14.79
Average yield on earning assets (FTE) (1)	4.28	4.18
Average rate on interest bearing liabilities	1.57	1.30
Net interest spread (FTE) (1)	2.71	2.88
Net interest margin (FTE) (1)	3.06	3.18
Average earning assets to average interest bearing liabilities	128.25	129.89
Noninterest expense to average total assets	1.86	1.93
Efficiency ratio (FTE) (1)	52.36	49.98

(1)	Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year Ended
	December 31,
	2019	2018
Nonperforming Assets:	$17,449	$42,906
Nonaccrual loans (1)	4,963	35,770
Accruing loans past due more than 90 days (1)	—	—
Restructured loans (2)	12,014	5,930
Other real estate owned	472	1,206
Repossessed assets	—	—

Asset Quality Ratios:
Nonaccruing loans to total loans	0.14%	1.08%
Allowance for loan losses to nonaccruing loans	499.64	75.54
Allowance for loan losses to nonperforming assets	142.11	62.97
Allowance for loan losses to total loans	0.69	0.82
Nonperforming assets to total assets	0.26	0.70
Net charge-offs (recoveries) to average loans	0.21	0.07

Capital Ratios:
Shareholders’ equity to total assets	11.92	11.94
Common equity tier 1 capital	14.07	14.77
Tier 1 risk-based capital	15.46	16.29
Total risk-based capital	18.43	19.59
Tier 1 leverage capital	10.18	10.64
Period end tangible equity to period end tangible assets (3)	9.03	8.68
Average shareholders’ equity to average total assets	12.23	12.06

(1)	Excludes PCI loans measured at fair value at acquisition if the timing and amount of cash flows expected to be collected from those sales can be reasonably estimated.

(2)	Includes $0.8 million and $3.1 million in PCI loans restructured as of December 31, 2019 and December 31, 2018, respectively.

(3)
Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-10

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	December 31, 2019			September 30, 2019
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,540,274	$43,166	4.84%	$3,477,187	$43,780	5.00%
Loans held for sale	1,114	9	3.21%	2,497	26	4.13%
Securities:
Taxable investment securities (2)	10,083	86	3.38%	3,000	26	3.44%
Tax-exempt investment securities (2)	699,868	6,431	3.65%	555,835	5,328	3.80%
Mortgage-backed and related securities (2)	1,674,503	12,197	2.89%	1,660,331	12,569	3.00%
Total securities	2,384,454	18,714	3.11%	2,219,166	17,923	3.20%
Federal Home Loan Bank stock, at cost, and equity investments	59,743	437	2.90%	57,108	422	2.93%
Interest earning deposits	44,039	247	2.23%	26,746	206	3.06%
Federal funds sold	—	—	—	—	—	—
Total earning assets	6,029,624	62,573	4.12%	5,782,704	62,357	4.28%
Cash and due from banks	72,018			73,815
Accrued interest and other assets	574,124			570,657
Less: Allowance for loan losses	(25,618)			(24,938)
Total assets	$6,650,148			$6,402,238
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$372,798	262	0.28%	$367,615	270	0.29%
Certificates of deposits	1,204,392	6,172	2.03%	1,118,410	6,011	2.13%
Interest bearing demand accounts	1,936,969	4,067	0.83%	1,966,764	5,085	1.03%
Total interest bearing deposits	3,514,159	10,501	1.19%	3,452,789	11,366	1.31%
Federal Home Loan Bank borrowings	1,019,844	4,716	1.83%	881,088	4,647	2.09%
Subordinated notes, net of unamortized debt issuance costs	98,554	1,426	5.74%	98,511	1,425	5.74%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,250	643	4.23%	60,248	685	4.51%
Other borrowings	17,874	71	1.58%	13,401	59	1.75%
Total interest bearing liabilities	4,710,681	17,357	1.46%	4,506,037	18,182	1.60%
Noninterest bearing deposits	1,049,211			1,020,325
Accrued expenses and other liabilities	73,408			72,923
Total liabilities	5,833,300			5,599,285
Shareholders’ equity	816,848			802,953
Total liabilities and shareholders’ equity	$6,650,148			$6,402,238
Net interest income (FTE)		$45,216			$44,175
Net interest margin (FTE)			2.98%			3.03%
Net interest spread (FTE)			2.66%			2.68%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2019 and September 30, 2019, loans totaling $5.0 million and $17.1 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-11

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2019			March 31, 2019
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,387,323	$43,559	5.16%	$3,296,665	$42,210	5.19%
Loans held for sale	1,965	21	4.29%	611	7	4.65%
Securities:
Taxable investment securities (2)	3,000	27	3.61%	3,000	28	3.79%
Tax-exempt investment securities (2)	459,996	4,513	3.94%	659,187	5,732	3.53%
Mortgage-backed and related securities (2)	1,680,109	13,246	3.16%	1,647,564	12,474	3.07%
Total securities	2,143,105	17,786	3.33%	2,309,751	18,234	3.20%
Federal Home Loan Bank stock, at cost, and equity investments	52,311	440	3.37%	53,764	355	2.68%
Interest earning deposits	66,017	411	2.50%	64,690	386	2.42%
Federal funds sold	3,365	39	4.65%	7,635	47	2.50%
Total earning assets	5,654,086	62,256	4.42%	5,733,116	61,239	4.33%
Cash and due from banks	78,757			83,147
Accrued interest and other assets	534,835			513,738
Less: Allowance for loan losses	(24,838)			(27,060)
Total assets	$6,242,840			$6,302,941
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$365,205	262	0.29%	$360,664	258	0.29%
Certificates of deposit	1,119,464	5,861	2.10%	1,154,203	5,697	2.00%
Interest bearing demand accounts	1,969,593	5,334	1.09%	1,982,891	5,286	1.08%
Total interest bearing deposits	3,454,262	11,457	1.33%	3,497,758	11,241	1.30%
Federal Home Loan Bank borrowings	755,748	3,899	2.07%	816,389	4,457	2.21%
Subordinated notes, net of unamortized debt issuance costs	98,469	1,410	5.74%	98,428	1,400	5.77%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,247	718	4.78%	60,246	729	4.91%
Other borrowings	14,530	57	1.57%	16,788	75	1.81%
Total interest bearing liabilities	4,383,256	17,541	1.61%	4,489,609	17,902	1.62%
Noninterest bearing deposits	1,014,746			986,343
Accrued expenses and other liabilities	73,494			89,768
Total liabilities	5,471,496			5,565,720
Shareholders’ equity	771,344			737,221
Total liabilities and shareholders’ equity	$6,242,840			$6,302,941
Net interest income (FTE)		$44,715			$43,337
Net interest margin (FTE)			3.17%			3.07%
Net interest spread (FTE)			2.81%			2.71%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2019 and March 31, 2019, loans totaling $16.4 million and $17.7 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-12

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2018
	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,289,840	$41,320	4.98%
Loans held for sale	633	8	5.01%
Securities:
Taxable investment securities (2)	13,066	103	3.13%
Tax-exempt investment securities (2)	722,162	7,828	4.30%
Mortgage-backed and related securities (2)	1,434,982	10,394	2.87%
Total securities	2,170,210	18,325	3.35%
Federal Home Loan Bank stock, at cost, and equity investments	44,304	393	3.52%
Interest earning deposits	36,098	411	4.52%
Federal funds sold	16,967	97	2.27%
Total earning assets	5,558,052	60,554	4.32%
Cash and due from banks	79,544
Accrued interest and other assets	452,257
Less: Allowance for loan losses	(26,231)
Total assets	$6,063,622
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$361,407	257	0.28%
Certificates of deposit	1,123,101	5,170	1.83%
Interest bearing demand accounts	1,968,786	4,908	0.99%
Total interest bearing deposits	3,453,294	10,335	1.19%
Federal Home Loan Bank borrowings	612,134	3,066	1.99%
Subordinated notes, net of unamortized debt issuance costs	98,385	1,431	5.77%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,245	699	4.60%
Other borrowings	16,405	81	1.96%
Total interest bearing liabilities	4,240,463	15,612	1.46%
Noninterest bearing deposits	1,034,556
Accrued expenses and other liabilities	47,234
Total liabilities	5,322,253
Shareholders’ equity	741,369
Total liabilities and shareholders’ equity	$6,063,622
Net interest income (FTE)		$44,942
Net interest margin (FTE)			3.21%
Net interest spread (FTE)			2.86%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2018, loans totaling $35.8 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

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Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Unaudited)
(Dollars in thousands)

	Year Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,426,171	$172,715	5.04%	$3,290,651	$160,982	4.89%
Loans held for sale	1,551	63	4.06%	1,451	63	4.34%
Securities:
Taxable investment securities (2)	4,785	167	3.49%	15,790	417	2.64%
Tax-exempt investment securities (2)	593,729	22,004	3.71%	781,127	31,964	4.09%
Mortgage-backed and related securities (2)	1,665,686	50,486	3.03%	1,462,055	41,584	2.84%
Total securities	2,264,200	72,657	3.21%	2,258,972	73,965	3.27%
Federal Home Loan Bank stock, at cost, and equity investments	55,752	1,654	2.97%	54,998	1,595	2.90%
Interest earning deposits	50,252	1,250	2.49%	78,266	1,624	2.07%
Federal funds sold	2,722	86	3.16%	15,647	294	1.88%
Total earning assets	5,800,648	248,425	4.28%	5,699,985	238,523	4.18%
Cash and due from banks	76,895			77,946
Accrued interest and other assets	547,241			473,639
Less: Allowance for loan losses	(25,608)			(24,378)
Total assets	$6,399,176			$6,227,192
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$366,606	1,052	0.29%	$359,509	907	0.25%
Certificates of deposit	1,149,171	23,741	2.07%	1,160,423	18,112	1.56%
Interest bearing demand accounts	1,963,936	19,772	1.01%	1,978,140	16,845	0.85%
Total interest bearing deposits	3,479,713	44,565	1.28%	3,498,072	35,864	1.03%
Federal Home Loan Bank borrowings	868,859	17,719	2.04%	720,785	12,813	1.78%
Subordinated notes, net of unamortized debt issuance costs	98,491	5,661	5.75%	98,327	5,659	5.76%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,248	2,775	4.61%	60,243	2,610	4.33%
Other borrowings	15,645	262	1.67%	10,880	155	1.42%
Total interest bearing liabilities	4,522,956	70,982	1.57%	4,388,307	57,101	1.30%
Noninterest bearing deposits	1,017,836			1,040,447
Accrued expenses and other liabilities	76,017			47,176
Total liabilities	5,616,809			5,475,930
Shareholders’ equity	782,367			751,262
Total liabilities and shareholders’ equity	$6,399,176			$6,227,192
Net interest income (FTE)		$177,443			$181,422
Net interest margin (FTE)			3.06%			3.18%
Net interest spread (FTE)			2.71%			2.88%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2019 and 2018, loans totaling $5.0 million and $35.8 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

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Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)

The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Year Ended
	2019				2018	December 31,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	2019	2018
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$17,335	$19,792	$18,610	$18,817	$17,381	$74,554	$74,138
After-tax amortization expense	814	853	892	931	970	3,490	4,118
Adjusted net income available to common shareholders	$18,149	$20,645	$19,502	$19,748	$18,351	$78,044	$78,256

Average shareholders' equity	$816,848	$802,953	$771,344	$737,221	$741,369	$782,367	$751,262
Less: Average intangibles for the period	(215,101)	(216,169)	(217,266)	(218,438)	(219,645)	(216,733)	(222,325)
Average tangible shareholders' equity	$601,747	$586,784	$554,078	$518,783	$521,724	$565,634	$528,937

Return on average tangible common equity	11.97%	13.96%	14.12%	15.44%	13.95%	13.80%	14.79%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$804,580	$810,453	$787,765	$758,033	$731,291	$804,580	$731,291
Less: Intangible assets at end of period	(214,477)	(215,507)	(216,587)	(217,716)	(218,895)	(214,477)	(218,895)
Tangible common shareholders' equity at end of period	$590,103	$594,946	$571,178	$540,317	$512,396	$590,103	$512,396

Total assets at end of period	$6,748,913	$6,542,075	$6,372,870	$6,217,196	$6,123,494	$6,748,913	$6,123,494
Less: Intangible assets at end of period	(214,477)	(215,507)	(216,587)	(217,716)	(218,895)	(214,477)	(218,895)
Tangible assets at end of period	$6,534,436	$6,326,568	$6,156,283	$5,999,480	$5,904,599	$6,534,436	$5,904,599

Period end tangible equity to period end tangible assets	9.03%	9.40%	9.28%	9.01%	8.68%	9.03%	8.68%

Common shares outstanding end of period	33,823	33,795	33,749	33,718	33,725	33,823	33,725
Tangible book value per common share	$17.45	$17.60	$16.92	$16.02	$15.19	$17.45	$15.19

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$43,176	$42,373	$43,131	$41,125	$42,410	$169,805	$172,064
Tax equivalent adjustments:
Loans	653	641	598	598	599	2,490	2,354
Tax-exempt investment securities	1,387	1,161	986	1,614	1,933	5,148	7,004
Net interest income (FTE) (1)	45,216	44,175	44,715	43,337	44,942	177,443	181,422
Noninterest income	10,465	11,111	11,254	9,538	10,134	42,368	40,773
Nonrecurring income (2)	(42)	(42)	(557)	171	(66)	(470)	1,198
Total revenue	$55,639	$55,244	$55,412	$53,046	$55,010	$219,341	$223,393

Noninterest expense	$30,944	$29,026	$29,700	$29,627	$30,196	$119,297	$120,099
Pre-tax amortization expense	(1,030)	(1,080)	(1,129)	(1,179)	(1,228)	(4,418)	(5,213)
Nonrecurring expense (3)	56	(33)	(67)	18	(264)	(26)	(3,236)
Adjusted noninterest expense	$29,970	$27,913	$28,504	$28,466	$28,704	$114,853	$111,650

Efficiency ratio	55.92%	52.23%	52.95%	56.00%	54.70%	54.25%	52.16%
Efficiency ratio (FTE) (1)	53.87%	50.53%	51.44%	53.66%	52.18%	52.36%	49.98%

Average earning assets	$6,029,624	$5,782,704	$5,654,086	$5,733,116	$5,558,052	$5,800,648	$5,699,985

Net interest margin	2.84%	2.91%	3.06%	2.91%	3.03%	2.93%	3.02%
Net interest margin (FTE) (1)	2.98%	3.03%	3.17%	3.07%	3.21%	3.06%	3.18%

Net interest spread	2.52%	2.55%	2.69%	2.56%	2.68%	2.58%	2.72%
Net interest spread (FTE) (1)	2.66%	2.68%	2.81%	2.71%	2.86%	2.71%	2.88%

(1)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.

(2)
These adjustments may include net gain and loss on sale of securities available for sale, loss on fair value hedge, other-than-temporary impairment charges and additional bank owned life insurance income realized as a result of the death benefits for a retired covered officer, in the periods where applicable.

(3)	These adjustments may include acquisition expenses, foreclosure expenses and branch closure expenses, in the periods where applicable.

Page-15